Exhibit 5.1

[Letterhead of Womble Bond Dickinson (US) LLP]

March 26, 2021

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the “Company”), and the guarantors listed on Schedule I hereto (individually, a “Guarantor” and collectively, the “Guarantors”) in connection with the preparation of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale by the Company of the following securities (the “Securities”): (a) debt securities (the “Debt Securities”); (b) shares of common stock, $0.01 par value per share (the “Common Stock”); (c) one or more series of shares of preferred stock, $0.01 par value per share (the “Preferred Stock”); (d) warrants (the “Warrants”); (e) units (the “Units”); and (f) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”). The Registration Statement provides that specific terms of the Securities will be provided in supplements to the prospectus contained in the Registration Statement. The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities and the Guarantees will be issued pursuant to one or more indentures between the Company and existing and/or yet to be named trustees (collectively, the “Indentures”), the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, and the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

As counsel to the Company and the Guarantors, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws and each Guarantor’s organizational documents, each as amended to date, and minutes and records of the corporate proceedings of the Company and the Guarantors relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company and the Guarantors, certificates of public officials and of representatives of the Company and the Guarantors, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company and the Guarantors with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that each of the Debt Securities, the Indenture, the Warrant Agreement, and the Unit Agreement (each as such terms are defined in this opinion letter) constitutes the enforceable obligation of the parties thereto other than the Company and the Guarantors; (d) that the Company will have sufficient authorized capital stock to effect the issuance of any of the Common Stock or Preferred Stock at the time of issuance; (e) the proper issuance and accuracy of certificates of public officials and representatives of the Company and the Guarantors; and (f) that the Company will receive consideration for the issuance of the Common Stock and the Preferred Stock in each case that is at least equal to the amount of consideration specified in the resolutions of the Board of Directors of the Company, or a committee thereof, relating to the sale of such Common Stock or Preferred Stock.

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company and the Guarantors, as applicable, to authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock upon conversion or exchange of any other Securities), and having regard for such legal considerations as we deem relevant, it is our opinion that:

1. With respect to Debt Securities to be issued under one or more indentures (each, an “Indenture”), when (a) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder and (b) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.

2. With respect to Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to Preferred Stock, when (a) the applicable Certificate of Designations for the Preferred Stock to be issued has been authorized by the Company’s Board of Directors, executed and duly filed with the Office of the Secretary of State of Delaware and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to Common Stock or Preferred Stock to be issued upon conversion of the Debt Securities or Preferred Stock, when (a) if applicable, the Certificate of Designations for the Preferred Stock to be issued has been authorized by the Company’s Board of Directors, executed and duly filed with the Office of the Secretary of State of the State of Delaware and (b) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities or Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

5. With respect to the Warrants, when (a) a Warrant Agreement has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

6. With respect to the Units, when (a) a Unit Agreement has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, (c) the Units and have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

7. With respect to the Guarantees, when (a) the Guarantees have been duly authorized and validly executed and delivered by the Guarantors and (b) the debt instruments underlying such Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the applicable indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors.

The opinions set forth in paragraphs 1 and 5 through 7 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

For purposes of the opinions expressed herein, as to all matters of law of the State of Indiana, we have relied solely on the opinion of Dentons Bingham Greenebaum LLP, Evansville, Indiana, dated today and addressed to you, and we have made no independent examination of the laws of that State.

This opinion is limited to the laws of the State of New York (excluding the securities laws and blue sky laws of the State of New York), the Delaware General Corporation Law, the Delaware Limited Liability Companies Act, the Delaware Revised Uniform Partnership Act, and the Illinois Business Corporation Act of 1983, in each case as currently in effect, and, to the extent set forth herein, the law of the State of Indiana, and we express no opinion on the law of any other jurisdiction, including federal laws and rules and regulations relating thereto.

This opinion is rendered as of the date hereof, and we undertake no (and hereby disclaim any) obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP

Schedule I

Name of Subsidiary	State of Incorporation or Organization
American Land Development, LLC	Delaware
American Land Holdings of Colorado, LLC	Delaware
American Land Holdings of Illinois, LLC	Delaware
American Land Holdings of Indiana, LLC	Delaware
American Land Holdings of Kentucky, LLC	Delaware
Big Ridge, Inc.	Illinois
Big Sky Coal Company	Delaware
BTU Western Resources, Inc.	Delaware
COALSALES II, LLC	Delaware
Conservancy Resources, LLC	Delaware
El Segundo Coal Company, LLC	Delaware
Hayden Gulch Terminal, LLC	Delaware
Hillside Recreational Lands, LLC	Delaware
Kayenta Mobile Home Park, Inc.	Delaware
Kentucky United Coal, LLC	Indiana
Moffat County Mining, LLC	Delaware
New Mexico Coal Resources, LLC	Delaware
NGS Acquisition Corp., LLC	Delaware
Peabody America, LLC	Delaware
Peabody Arclar Mining, LLC	Indiana
Peabody Asset Holdings, LLC	Delaware
Peabody Bear Run Mining, LLC	Delaware
Peabody Bear Run Services, LLC	Delaware
Peabody Caballo Mining, LLC	Delaware
Peabody Cardinal Gasification, LLC	Delaware
Peabody China, LLC	Delaware
Peabody COALSALES, LLC	Delaware
Peabody COALTRADE, LLC	Delaware
Peabody Colorado Operations, LLC	Delaware
Peabody Colorado Services, LLC	Delaware
Peabody Coulterville Mining, LLC	Delaware
Peabody Development Company, LLC	Delaware
Peabody Electricity, LLC	Delaware
Peabody Employment Services, LLC	Delaware
Peabody Gateway North Mining, LLC	Delaware
Peabody Gateway Services, LLC	Delaware
Peabody Global Funding, LLC	Delaware
Peabody Global Holdings, LLC	Delaware
Peabody Holding Company, LLC	Delaware
Peabody IC Funding Corp.	Delaware
Peabody Illinois Services, LLC	Delaware
Peabody Indiana Services, LLC	Delaware
Peabody International Holdings, LLC	Delaware
Peabody International Investments, Inc.	Delaware
Peabody International Services, Inc.	Delaware
Peabody Investments Corp.	Delaware
Peabody Midwest Management Services, LLC	Delaware
Peabody Midwest Mining, LLC	Indiana
Peabody Midwest Operations, LLC	Delaware
Peabody Midwest Services, LLC	Delaware
Peabody Mongolia, LLC	Delaware

Name of Subsidiary	State of Incorporation or Organization
Peabody Natural Gas, LLC	Delaware
Peabody Natural Resources Company	Delaware
Peabody New Mexico Services, LLC	Delaware
Peabody Operations Holding, LLC	Delaware
Peabody Powder River Mining, LLC	Delaware
Peabody Powder River Operations, LLC	Delaware
Peabody Powder River Services, LLC	Delaware
Peabody Rocky Mountain Management Services, LLC	Delaware
Peabody Rocky Mountain Services, LLC	Delaware
Peabody Sage Creek Mining, LLC	Delaware
Peabody School Creek Mining, LLC	Delaware
Peabody Services Holdings, LLC	Delaware
Peabody Southeast Mining, LLC	Delaware
Peabody Twentymile Mining, LLC	Delaware
Peabody Venezuela Coal Corp.	Delaware
Peabody Venture Fund, LLC	Delaware
Peabody-Waterside Development, L.L.C.	Delaware
Peabody Western Coal Company	Delaware
Peabody Wild Boar Mining, LLC	Delaware
Peabody Wild Boar Services, LLC	Delaware
Peabody Williams Fork Mining, LLC	Delaware
Peabody Wyoming Services, LLC	Delaware
PEC Equipment Company, LLC	Delaware
Sage Creek Holdings, LLC	Delaware
Sage Creek Land & Reserves, LLC	Delaware
Seneca Coal Company, LLC	Delaware
Seneca Property, LLC	Delaware
Shoshone Coal Corporation	Delaware
Twentymile Coal, LLC	Delaware
United Minerals Company LLC	Indiana